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                                                                    EXHIBIT 99.1

LOGO      FRIEDE | GOLDMAN | HALTER

             FRIEDE GOLDMAN INTERNATIONAL AND HALTER MARINE GROUP
                                COMPLETE MERGER

        Friede Goldman Halter is World Leader in Design and Manufacture of Equipment for Maritime and Offshore Energy Industries

JACKSON AND GULFPORT, MS, NOVEMBER 3, 1999 -- Friede Goldman International Inc. (NYSE: FGI) and Halter Marine Group, Inc. (AMEX: HLX) today announced that the two companies have completed their previously announced merger and the name of the combined company is now Friede Goldman Halter, Inc. The company will begin trading on the New York Stock Exchange under the new symbol "FGH" starting on November 4.

"We are extremely pleased to have completed this merger," said J. L. Holloway, chairman and chief executive officer of Friede Goldman Halter. "The several months of merger integration activities have highlighted the obvious synergies that this merger will produce for our customers and our shareholders. Our strategy has been agreed upon and management is committed to executing that plan as quickly as possible."

Actions slated for completion prior to year-end 1999 include:

 .    Close Friede's corporate offices in Jackson and combine management personnel at Halter's existing corporate headquarters in Gulfport.

 .    Close TDI-Halter's Houston sales office and consolidate all marketing and development activities related to the offshore energy industry at Friede's Houston office.

 .    Evaluate the profitability and efficiency of all production facilities, and identify facilities for sale, closure or reallocation of use.

 .    Implement administrative and employee benefit programs and work policies that reflect best practices of each of the Friede and Halter organizations.

 .    Implement a shared services organization that will provide enhanced corporate services at a lower overall cost.

"Over the longer term, we anticipate achieving significant savings through the implementation of a company-wide strategic sourcing program for the purchase of parts and materials, as well as through the successful integration of our complementary offshore and engineered products businesses," Holloway said. "With market conditions in the important offshore energy business steadily improving, we intend to provide greater value than ever before to our customers and maintain and build market share."

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FRIEDE GOLDMAN, HALTER COMPLETE MERGER
NOVEMBER 3, 1999
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The merger received shareholder approvals on October 28 and was completed after finalizing a new credit facility with a group of banks led by Wells Fargo and Bank One.

Under the terms of the merger agreement, Halter shareholders will exchange each Halter share for 0.57 of a share of Friede Goldman International common stock. The exchange of shares is a tax-free transaction for former Halter Marine Group shareholders. Cash will be paid in lieu of a fractional share. Registered holders of Halter Marine Group shares will receive stock transfer materials, including a letter of transmittal, in the near future. Stockholders who hold their shares in "street name" through a broker will have their shares exchanged automatically.

Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction and repair of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).

The statements contained in this press release that are not historical in nature are forward-looking statements. The forward-looking statements contained here-in are based on current expectations and are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. These factors include, without limitation, those disclosed in the Form S-4 and other filings with the Securities and Exchange Commission for Friede Goldman International and Halter Marine Group.

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Contact:
John S. Hastings
Investor Relations and Corporate Communications
(228) 897-4987

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